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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ADCARE HEALTH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076

PLEASE VOTE YOUR SHARES OF COMMON STOCK TODAY!

November 15, 2013

Dear AdCare Shareholder:

        By now you should have received your proxy materials in connection with the 2013 Annual Meeting of Shareholders of AdCare Health Systems, Inc. and any adjournments or postponements thereof (the "Annual Meeting") to be held on Thursday, December 12, 2013. Whether or not you plan to attend the Annual Meeting and regardless of the number of shares of common stock you own, it is important that your shares of common stock are represented and voted at the Annual Meeting. If you have already voted, we thank you for taking the time to have your voice heard.

        If you have not already voted or you would like to revoke or change your vote, please take a moment to vote your proxy at your earliest opportunity. You should read carefully and consider the information contained in the Notice of Annual Meeting and Proxy Statement, dated October 29, 2013, which you should have already received (the "Proxy Statement"), as well as the enclosed Supplement to the Proxy Statement, dated November 15, 2013.

        Because the Annual Meeting is fast approaching, we encourage you to vote promptly by any one of the methods that are available to you. Because the voting instructions and the resulting voting methods available to you vary depending on how you own your shares of common stock, it is important to follow the voting instructions on the enclosed proxy card or voting instruction form.

        For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you vote:

  •
  "FOR" approval of the reincorporation of AdCare from the State of Ohio to the State of Georgia (Proposal 1);

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  "FOR" election of each of the ten director nominees pursuant to Georgia law and Georgia governing documents if Proposal 1 is approved (Proposal 2);

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  "FOR" election of each of the ten director nominees pursuant to Ohio law and Ohio governing documents if Proposal 1 is not approved (Proposal 3);

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  "FOR" approval, on an advisory basis, of our executive compensation ("say-on-pay") (Proposal 4);

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  In favor, on an advisory basis, of the option that calls for future say-on-pay votes to be held every "THREE YEARS" (Proposal 5);

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  "FOR" ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013 (Proposal 6); and

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  "FOR" approval of the adjournment of the Annual Meeting in order to solicit additional proxies in favor of Proposal 1, if necessary (Proposal 7).

        If you need assistance voting your shares of common stock, please contact our proxy solicitor, Georgeson Inc., toll-free at (800) 509-0984.

        Thank you, in advance, for your prompt attention to this very important matter.

Sincerely,
/s/ DAVID A. TENWICK David A. Tenwick Chairman of the Board

ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076

SUPPLEMENT NO. 1 TO PROXY STATEMENT
FOR 2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 12, 2013

        We are furnishing to you this Supplement No. 1 to Proxy Statement, dated November 15, 2013 (this "Supplement"), to supplement the Notice of Annual Meeting and Proxy Statement, dated October 29, 2013 (the "Proxy Statement"), with respect to the solicitation of proxies by the Board of Directors (the "Board of Directors") of AdCare Health Systems, Inc., an Ohio corporation (which we refer to, along with its consolidated subsidiaries, as "AdCare," "we," "our" or "us", unless the context requires otherwise), for use at the 2013 Annual Meeting of Shareholders and any adjournments or postponements thereof (the "Annual Meeting") to be held on Thursday, December 12, 2013, at The Westin Buckhead Atlanta, 3391 Peachtree Road, N.W., Atlanta, Georgia, 9:00 a.m., local time.

        The purpose of this Supplement is to provide information relating to recently announced changes in the size of the Board of Directors and in the compensation of directors and officers. This Supplement also modifies the Georgia Articles to recite certain background information regarding the creation of the Series A Preferred Stock.

        Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares of common stock. To the extent that the information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current and supersedes the different or updated information contained in the Proxy Statement. Capitalized terms used in this Supplement which otherwise are not defined in this Supplement shall have the meanings ascribed to them in the Proxy Statement.

BOARD MATTERS AND CORPORATE GOVERNANCE

        Effective January 1, 2014, each of Jeffrey L. Levine, Joshua J. McClellan and Gary L. Wade have resigned from the Board of Directors, and the Company has accepted such resignations. In connection with these resignations, the Board of Directors has determined to reduce the number of directors constituting the entire Board of Directors from ten directors to seven directors effective January 1, 2014. Consequently, if all ten director nominees named in the Proxy Statement are elected at the Annual Meeting (pursuant to either Proposal 2 or Proposal 3), then, subject to a director's earlier death, resignation or removal:

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  Messrs. Levine, McClellan and Wade will serve as directors until January 1, 2014; and

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  As described in the Proxy Statement, (i) Michael J. Fox and Boyd P. Gentry will serve as directors until the 2014 Annual Meeting of Shareholders, (ii) Philip Radcliffe and David A. Tenwick will serve as directors until the 2015 Annual Meeting of Shareholders, and (iii) Christopher Brogdon, Peter Hackett and Laurence E. Sturtz will serve as directors until the 2016 Annual Meeting of Shareholders.

 DIRECTOR COMPENSATION; EXECUTIVE COMPENSATION

        On November 12, 2013, the Compensation Committee adopted a program, which also was approved by the entire Board of Directors, to replace certain cash compensation otherwise payable to the Company's directors and officers with equity compensation, thereby reducing the amount of cash compensation payable by the Company and otherwise more closely aligning the interests of the Company's directors and officers with those of the Company's shareholders (the "Cash Compensation Reduction Program"). The Company's officers who are party to employment agreements with the Company, including the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, have agreed to participate in the Cash Compensation Reduction Program. The Cash Compensation Reduction Program is applicable commencing with compensation payable in respect of the year ending December 31, 2014. The Cash Compensation Reduction Program provides that:

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  director fees otherwise payable in cash to the Company's independent directors for service on the Board of Directors will be paid 50% in cash and 50% in options to purchase common stock (the "Director Cash Replacement Options") granted pursuant to the Company's 2011 Stock Incentive Plan (the "Plan");

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  $50,000 of the compensation otherwise payable in cash to the Company's Chairman of the Board for his service as Chairman will be paid in options to purchase common stock granted pursuant to the Plan (the "Chairman Cash Replacement Options");

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  the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer have agreed to accept options to purchase common stock granted pursuant to the Plan (the "Officer Cash Replacement Options" and, together with the Director Cash Replacement Options and the Chairman Cash Replacement Options, the "Cash Replacement Options") in lieu of cash compensation otherwise payable to them under their employment agreements in the amounts of $50,000, $25,000 and $20,000, respectively;

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  the Cash Replacement Options will be granted on November 12th of each year in respect of compensation for the following calendar year (the "Subsequent Year");

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  the Cash Replacement Options will have an exercise price equal to the fair market value (as defined in the Plan) of the common stock on the date of grant;

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  the Cash Replacement Options will vest with respect to 1/12 of the underlying shares of common stock on the last day of each month of the Subsequent Year, with vesting to be accelerated upon a change of control (as defined in the Plan) as provided in the Plan; and

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  each Cash Replacement Option will have a value equal to the amount of cash compensation such option is intended to replace in respect of compensation for the Subsequent Year, with such value to be determined as of the date of grant and in accordance with the Black-Scholes-Merton option-pricing model.

        The participation of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer in the Cash Compensation Reduction Program will cease upon a change in control (as defined in their respective employment agreements). The Chief Executive Officer, Chief Operating Officer and Chief Financial Officer have agreed to amend their respective employment agreements, in a form mutually acceptable to the Company and the officer party to such employment agreement, to reflect certain modifications thereto, including such officer's participation in the Cash Compensation Reduction Program as described herein. These amendments will not reduce or increase any such officer's salary for the purpose of calculating any post-termination, change in control or severance payments, or any other payments or benefits calculated based upon salary, otherwise payable to such officer pursuant to his employment agreement.

 PROPOSAL 1:
REINCORPORATION OF THE COMPANY
FROM THE STATE OF OHIO
TO THE STATE OF GEORGIA

        As discussed in the Proxy Statement under "Proposal 1: Reincorporation of the Company from the State of Ohio to the State of Georgia", if Proposal 1 is approved by the shareholders and the Reincorporation becomes effective, then the Company will be incorporated in Georgia and be governed by the GBCC, the Georgia Articles and the Georgia Bylaws. The form of Georgia Articles is attached as Exhibit A to the Declaration of Conversion, which is attached Appendix A to the Proxy Statement.

        This Supplement modifies and amends the Georgia Articles to add the following sentence (the "Additional Sentence") as the last sentence of the second paragraph of Article I of the Georgia Articles:

  "Prior to the Conversion, the Board of Directors of AdCare Healthcare Systems, Inc., an Ohio corporation, by resolution established and designated the Series A Preferred Shares (as defined in Article III) and determined the designations, rights and preferences thereof, without shareholder approval in accordance with the Ohio General Corporation Law, and caused to be filed with the Secretary of State of the State of Ohio a Certificate of Amendment to the Articles of Incorporation of AdCare Healthcare Systems, Inc., an Ohio corporation, setting forth such designations, rights and preferences, among other things."

        Other than the addition of the Additional Sentence, this Supplement does not otherwise modify or amend the Georgia Articles. Approval of Proposal 1 will constitute approval of the Reincorporation and the Declaration of Conversion, including the Georgia Articles (with the Additional Sentence) and the Georgia Bylaws.

VOTING MATTERS

        There are no changes to the proxy card or voting instruction form previously mailed to shareholders. If you have already voted by Internet, telephone or by mail, then you do not need to take any action unless you wish to change your vote. Shares of common stock represented by valid proxies already returned by shareholders (via Internet, telephone or mail) will be voted at the Annual Meeting in the manner indicated unless revoked or changed as provided in the Proxy Statement. Shares of common stock represented by valid proxies returned before the 2013 Annual Meeting, but for which no voting instructions have been provided, will be voted in accordance with the recommendations of the Board of Directors as set forth in the Proxy Statement. Important information regarding how to vote your shares of common stock and how to revoke or change a proxy already given is available in the Proxy Statement under the caption "Questions and Answers About the Annual Meeting."

Sincerely,
/s/ DAVID A. TENWICK David A. Tenwick Chairman of the Board

Roswell, Georgia
November 15, 2013

QuickLinks

PLEASE VOTE YOUR SHARES OF COMMON STOCK TODAY!
BOARD MATTERS AND CORPORATE GOVERNANCE
DIRECTOR COMPENSATION; EXECUTIVE COMPENSATION
PROPOSAL 1: REINCORPORATION OF THE COMPANY FROM THE STATE OF OHIO TO THE STATE OF GEORGIA
VOTING MATTERS